Exhibit 99.1

Ispire Technology Inc. Raises Approximately $8 Million in Private Placement of Common Stock to Support Long-Term Growth Strategy

Los Angeles, Calif. June 26, 2023 - Ispire Technology Inc. (“Ispire” or “the Company”) (NASDAQ: ISPR), a leader in vapor technology, providing high-quality, innovative products with first-class performance, announced today that it has raised gross proceeds of approximately $8 million from the private placement of a total of 1,117,420 shares of common stock at a purchase price of $7.1318 per share, which was completed on June 26, 2023.

Ispire intends to use the net proceeds from the private placement of approximately $7.5 million, after payment of the placement agent’s compensation but before other expenses of the offering, for working capital and general corporate purposes, which may include, but not be limited to, the development of manufacturing operations in Vietnam and California, research and development activities, and marketing and promotion.

US Tiger Securities, Inc. (“US Tiger”), which was the managing underwriter of Ispire’s April 2023 public offering, acted as exclusive placement agent for the financing, with TFI Securities and Futures Limited acting as a selling group member. US Tiger gave its consent to the financing under the provisions of the underwriting agreement that required US Tiger’s consent to a sale of the Company’s securities during the three months following the closing of Ispire’s initial public offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

About Ispire Technology Inc.

Ispire is engaged in the R&D, design, commercialization, sales, marketing and distribution of branded e-cigarettes and cannabis vaping products. The Company has or licenses from a related party more than 200 invention/design patents received or filed globally. Ispire’s tobacco products are marketed under the Aspire brand name and are sold worldwide (except in the PRC and Russia) primarily through our distribution network. Ispire’s cannabis products are marketed under the Ispire brand name primarily on an original design manufacturer (ODM) basis to other cannabis vapor companies. Ispire currently sells its cannabis vaping hardware only in the United States, and it recently commenced marketing activities in Canada and Europe, primarily in the European Union.

Please visit www.ispiretechnology.com and follow us on Facebook, Twitter, Instagram, Linkedin, Pinterest, and YouTube. Any information contained on, or that can be accessed through, the Company’s website, any other website or any social media, is not a part of this press release.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the safe harbor created by those sections. Forward-looking statements, which are based on certain assumptions and describe the company’s future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy,” “future,” “likely” or other comparable terms, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts included in this press release regarding the company’s strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Important factors that could cause the company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements. Such forward-looking statements include, but are not limited to, risks and uncertainties including those regarding: the Company’s statements about the is anticipated use of the proceeds from the financing; and the Company’s business strategies, plans and prospects and the risk and uncertainties described in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Special Note Regarding Forward-Looking Statements” and the additional risk described in Ispire’s prospectus dated April 3, 2023 and in “Management’s Discussion of Financial Condition and Results of Operations” in the Company’s Form 10-Q quarterly report for the quarter and nine months ended March 31, 2023. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in the prospectus relate only to events or information as of the date on which the statements are made in the prospectus. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events except as required by law. You should read this press release with the understanding that our actual future results may be materially different from what we expect.

Investor Relations Contact:

Raphael Gross

203.682.8253

ir@ispiretechnology.com